UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2008

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Healthways, Inc. (the “Company”) has been advised that the Office of Management and Budget has approved a request from the Centers for Medicare and Medicaid Services (“CMS”) to lower the savings target for the Medicare Health Support (“MHS”) Program from 5% net savings to budget neutrality (savings greater than or equal to fees). While the Company views this as a positive development, CMS has not yet identified how or when the new savings target will be implemented, although the Company believes it is likely that this will require amendment of its Cooperative Agreement and Protocols. The Company continues to believe that the design and implementation issues that it has discussed regularly over the past year will likely complicate the calculation of actual financial performance, notwithstanding a change in the savings target. No resolution with respect to the impact of these issues on the Company’s ultimate financial performance has been reached to date. Accordingly, the Company is unable to meaningfully assess the impact of this change and is, therefore, making no change to its fiscal 2008 revenue or earnings guidance at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Senior Vice President and Corporate Controller

Date: January 7, 2008